Exhibit 10.4

Execution Version

COMMON STOCK SUBSCRIPTION AGREEMENT

by and among

TEAM, INC.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

1

2

COMMON STOCK SUBSCRIPTION AGREEMENT

This COMMON STOCK SUBSCRIPTION AGREEMENT, dated as of February 9, 2022 (this “Agreement”), is by and among TEAM, INC., a Delaware corporation (the “Company”), and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, certain shares of the Company’s common stock, par value $0.30 per share (the “Common Stock”), in accordance with the provisions of this Agreement;

WHEREAS, in connection herewith, the Company, the Purchasers and the other parties thereto will further amend and restate that certain Amended and Restated Registration Rights Agreement, dated as of December 8, 2021, by and among the Company and the parties listed on the signature pages thereto (the “Registration Rights Agreement” and, as it shall be further amended and restated, the “Second A&R RRA”), pursuant to which the Company will provide the Purchasers with certain registration rights with respect to the shares of Common Stock acquired pursuant hereto; and

WHEREAS, in connection herewith, the Company, the Purchasers and APSC Holdco II, L.P. (“Atlantic Park”) are entering into that certain Team, Inc. Waiver of Anti-Dilution Adjustments and Cash Transaction Exercise (the “Warrant Waiver”) with respect to each of the (a) Second Amended and Restated Common Stock Purchase Warrant No. 1, (b) Common Stock Purchase Warrant No. 2, (c) Common Stock Purchase Warrant No. 3 and (d) Common Stock Purchase Warrant No. 4, each dated as of December 8, 2021.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“ABL Credit Agreement” means the Credit Agreement dated as of the date hereof, among the Company, as borrower and borrower agent, the other loan parties party thereto, the lenders party thereto and Eclipse Business Capital LLC, as agent.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Appointment Date” has the meaning specified in Section 5.1(a).

“Atlantic Park” has the meaning specified in the recitals hereto.

“Board Nominee” has the meaning specified in Section 5.1(a).

“Board of Directors” means the board of directors of the Company.

“Change in Control” means that any Person or two or more Persons acting in concert, shall have acquired beneficial ownership, directly or indirectly, of equity interests of the Company (or other securities convertible into such equity interests) representing 35% or more (or in the case of the Purchasers or any Affiliate of the Purchasers, 40% or more) of the combined voting power of all equity interests of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors.

“Closing” has the meaning specified in Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Letter Agreement” means that certain letter agreement dated as of November 9, 2021, among Corre Credit Fund, LLC, Atlantic Park Strategic Capital Fund, L.P. and the Company.

“Common Stock” has the meaning specified in the recitals.

“Common Stock Price” means $0.84.

“Company” has the meaning set forth in the introductory paragraph.

“Company Financial Statements” has the meaning specified in Section 3.8.

“Company Independent Director” means each director of the Company who (i) is an Independent Director and (ii) without limiting the foregoing clause (i), (A) is not a Board Nominee, (B) is not a current director, officer or employee of, any of the Purchasers or any of their Affiliates, and (C) has been determined by the Corporate Governance and Nominating Committee in good faith not to have any relationship with any of the Purchasers or any of their Affiliates that would be material to the director’s ability to be independent from the Purchasers or their Affiliates.

“Company Related Parties” has the meaning specified in Section 6.2.

“Company SEC Documents” has the meaning specified in Section 3.8.

“Corporate Governance and Nominating Committee” means the Corporate Governance and Nominating Committee of the Board of Directors.

“Credit Documents” means (i) the “Loan Documents” as defined under the ABL Credit Agreement, (ii) the “Loan Documents” as defined under the Unsecured Term Loan Credit Agreement, and (iii) the Commitment Letter Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Independent Director” means a director who is independent under the NYSE listing rules or the rules of any other national or regional securities exchange, or any over-the-counter market, on which the Common Stock may be listed or quoted as of the date of determination.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lock-Up Period” has the meaning specified in Section 5.3(a).

“Material Adverse Effect” has the meaning specified in Section 3.10.

“NYSE” means The New York Stock Exchange.

“Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Warrant Waiver and the Second A&R RRA, and any amendments or modifications thereto.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are permitted by Law and within such party’s control) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Stock owned by such party, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, and (iii) executing agreements and instruments.

“Permitted Transferee” means any Person to whom a Purchaser or its Permitted Transferee has Transferred Purchased Shares as permitted by the provisions of Section 5.3 hereof.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Preferred Stock” has the meaning specified in Section 3.2.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchased Shares” means, with respect to a particular Purchaser, the number of shares of Common Stock equal to the aggregate Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto divided by the Common Stock Price.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Registration Rights Agreement” has the meaning specified in the recitals hereto.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers, investment advisers and other representatives of such Person.

“Second A&R RRA” has the meaning specified in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” has the meaning specified in Rule 405 of the rules and regulations promulgated under the Securities Act.

“Term Loan Credit Agreement” has the meaning specific in Section 5.1(f).

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person, establish or increase of a put equivalent position or liquidate with respect to or decrease of a call equivalent position within the meaning of Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or publicly announce any intention to effect any of the foregoing transactions.

“Unsecured Term Loan Credit Agreement” means the Unsecured Term Loan Credit Agreement originally dated as of November 9, 2021 (as amended, restated, or otherwise modified from time to time) among the Company, as borrower, the lenders party thereto, and Corre Credit Fund, LLC, as agent.

“Warrant Waiver” has the meaning specified in the recitals hereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, its respective Purchased Shares, and each Purchaser agrees, severally and not jointly, to pay the Company the Common Stock Price for each such Purchased Share. The consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place on the date hereof.

Section 2.2 Conditions to Closing. On the date hereof,

(a) the Company shall have delivered, or caused to be delivered, to each Purchaser, the Company’s closing deliveries described in Section 2.3;

(b) each Purchaser shall have delivered, or caused to be delivered, to the Company, such Purchaser’s closing deliveries described in Section 2.4;

(c) each of the Purchasers, Atlantic Park and the Company shall have executed and delivered the Second A&R RRA in the form attached hereto as Exhibit A; and

(d) each of the Purchasers, Atlantic Park and the Company shall have executed and delivered the Warrant Waiver in the form attached hereto as Exhibit B.

Section 2.3 Deliveries by the Company. Upon the terms and subject to the conditions of this Agreement, on or prior to the date hereof, the Company has delivered (or caused to be delivered) the following to each Purchaser:

(a) evidence of issuance of such Purchaser’s Purchased Shares credited to book-entry accounts maintained by the Company’s transfer agent, bearing the legend or restrictive notation set forth in Section 4.9, free and clear of any Liens, other than transfer restrictions under applicable federal and state securities Laws;

(b) a cross receipt executed by the Company and delivered to such Purchaser certifying that it has received the Purchase Price from such Purchaser as of the date hereof;

(c) evidence of authorization from the NYSE, subject to notice of issuance, for the listing of the Purchased Shares;

(d) a counterpart to the Second A&R RRA, which shall have been duly executed by the Company;

(e) a counterpart to the Warrant Waiver, which shall have been duly executed by the Company.

Section 2.4 Purchaser Deliveries. Upon the terms and subject to the conditions of this Agreement, on or prior to the date hereof, each Purchaser has delivered (or caused to be delivered) the following:

(a) the Purchase Price payable by such Purchaser in accordance with Schedule A, by wire transfer of immediately available funds;

(b) a Form W-9 executed by such Purchaser;

(c) a counterpart to the Second A&R RRA, which shall have been duly executed by such Purchaser;

(d) counterparts to the Warrant Waiver, which shall have been duly executed by each Purchaser; and

(e) a cross-receipt executed by such Purchaser and delivered to the Company certifying that such Purchaser has received the Purchased Shares from the Company on the date hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1 Organization and Good Standing. The Company and each Subsidiary of the Company (i) is a duly organized and validly existing corporation, partnership, limited liability company or other entity in good standing under the Laws of the jurisdiction of its organization, (ii) has the corporate, partnership, limited liability company or other organizational power and authority to own, lease and operate its properties and assets and to transact the business in which it is engaged, and (iii) has been duly qualified and is authorized to do business and is in good standing (if applicable, or has “active” status in the case of the State of Texas) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 3.2 Capitalization. The authorized capital stock of the Company consists of 500,000 shares of Preferred Stock, par value $100.00 per share (the “Preferred Stock”), and 60,000,000 shares of Common Stock. As of February 8, 2022, there were 31,214,714 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The outstanding shares of Common Stock are listed on the NYSE.

Section 3.3 Subsidiaries. The Company has no Subsidiaries other than those listed on Schedule C hereto.

Section 3.4 Non-Contravention. The execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the Property or assets of the Company or its Subsidiaries are subject; (ii) will not result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or its Subsidiaries; and (iii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iii) above, where such breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.5 Authority.

(a) Each Operative Document has been validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

(b) The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be validly issued and fully paid and non-assessable.

(c) No shareholder approval is required pursuant to the rules of the NYSE in connection with the issuance of the Purchased Shares.

Section 3.6 No Consents Required. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained, (ii) where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected to have a Material Adverse Effect, or (iii) such as have been made or as may be required under state or foreign securities or “Blue Sky” laws.

Section 3.7 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of any Law applicable to the Company or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.8 Periodic Reports. All forms, registration statements, reports, schedules and statements required to be filed by the Company under the Exchange Act or the Securities Act (all such documents, including the exhibits thereto, prior to the date hereof, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) with respect to the Company Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) with respect to the Company Financial Statements, fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.9 Internal Controls. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 3.10 No Material Adverse Effect. Except as otherwise set forth in the Company SEC Documents or as has been disclosed to the Purchasers prior to the execution of this Agreement, since September 30, 2021, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the business, Properties, management or results of operations of the Company, whether or not arising in the ordinary course of business, or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”).

Section 3.11 No General Solicitation; No Advertising. The Company has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, shares of Common Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 3.12 No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Purchased Shares pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.13 No Integration. Neither the Company nor any of its Subsidiaries nor any of its or their respective Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act of 1933, as amended) that is or will be integrated with the sale of the Purchased Shares in a manner that would require registration under the Securities Act.

Section 3.14 Investment Company. Neither the Company nor any of its Subsidiaries is, or after giving effect to the offering and sale of the Purchased Shares as contemplated herein will be, required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.15 NYSE. As of the date hereof, the Company’s Common Stock is listed on the NYSE, and, except as disclosed in any Company SEC Document or as has been disclosed to the Purchasers prior to the execution of this Agreement, no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Stock being delisted from the NYSE. Except as disclosed in any Company SEC Document or as has been disclosed to the Purchasers prior to the execution of this Agreement, the Company is in compliance in all material respects with applicable continued listing requirements of the New NYSE.

Section 3.16 Litigation. Except as disclosed in any Company SEC Document or as has been disclosed to the Purchasers prior to the execution of this Agreement, there is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries which, in any such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that is expressly applicable to the Company or any of its Subsidiaries which, in any such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.17 Company Acknowledgement. The Company acknowledges that this Agreement is the result of arm’s-length negotiations between the Company and the Purchasers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1 Organization and Good Standing. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted and to enter and perform its obligations under this Agreement.

Section 4.2 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement, the Warrant Waiver and the Second A&R RRA and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Purchaser of this Agreement, the Warrant Waiver and the Second A&R RRA have been duly authorized by all necessary action on the part of such Purchaser; and this Agreement, the Warrant Waiver and the Second A&R RRA constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and by general principles of equity.

Section 4.3 Non-Contravention. The execution of this Agreement by such Purchaser and the compliance by such Purchaser with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the Property or assets of such Purchaser is subject, (ii) will not conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, and (iii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the Property or assets of such Purchaser, except in the cases of clauses (i) and (iii) above, where such breaches, violations or defaults would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.4 Investment. The Purchased Shares are being acquired for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Shares or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Shares, the Purchaser understands and agrees (i) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (ii) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.5 Nature of Purchaser.

(a) Such Purchaser represents and warrants to the Company that, (i) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(b) Such Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Purchased Shares that have been requested by such Purchaser. Such Purchaser or its Representatives has been afforded the opportunity to ask questions of the Company or its Representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser or its Representatives shall modify, amend or affect such Purchaser’s right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. Such Purchaser understands and acknowledges that its purchase of the Purchased Shares involves a high degree of risk and uncertainty. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Shares. Such Purchaser acknowledges that this Agreement is the result of arm’s-length negotiations between the Company and the Purchaser.

Section 4.6 Restricted Securities. Such Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.7 Reliance Upon such Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Purchased Shares.

Section 4.8 Legend; Restrictive Notation. Such Purchaser understands that the certificates evidencing the Purchased Shares or the book-entry account maintained by the transfer agent evidencing ownership of the Purchased Shares, as applicable, will bear the following legend or restrictive notation:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SUBSCRIPTION AGREEMENT, DATED AS OF FEBRUARY 9, 2022, BY AND AMONG TEAM, INC. AND THE OTHER PARTIES THERETO.”

Section 4.9 Company Information. Such Purchaser acknowledges and agrees that the Company has provided or made available to such Purchaser (through EDGAR, the Company’s website or otherwise) all Company SEC Documents, as well as all press releases or investor presentations issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website.

ARTICLE V

COVENANTS

Section 5.1 Board of Directors.

(a) At or prior to the Appointment Date (as defined below), the Board of Directors shall take all Necessary Action to create a vacancy for one (1) qualified nominee of the Purchasers who shall, subject to the terms and conditions of this Section 5.1, be designated by the Purchasers collectively and qualify as an Independent Director (a “Board Nominee”). The Board of Directors shall (subject to Section 5.1(d)) appoint such initial Board Nominee to the Board of Directors as a Class II director within seven (7) business days following the Closing (the date of such appointment, the “Appointment Date”). For so long as the Purchasers and their Affiliates in the aggregate “beneficially own” (as determined in accordance with Rule 13d-3 of the Exchange Act, but without giving effect to any exercise or conversion limitation or “blocker” contained within the terms of any security exercisable, convertible or exchangeable for Common Stock) Common Stock (or Common Stock equivalents, including, for the avoidance of doubt, any securities convertible or exercisable for Common Stock) representing at least 10% of the outstanding shares of Common Stock as of the date of determination, the Company shall (subject to Section 5.1(d)) nominate the Board Nominee for re-election as a Class II director at the first annual meeting of the Company’s stockholders to be held after the Closing and at the end of each subsequent term of such Board Nominee as part of the slate proposed by the Company that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of the Board of Directors. For so long as the Purchasers and their Affiliates in the aggregate “beneficially own” (as determined in accordance with Rule 13d-3 of the Exchange Act, but without giving effect to any exercise or conversion limitation or “blocker” contained within the terms of any security exercisable, convertible or exchangeable for Common Stock) Common Stock (or Common Stock equivalents, including, for the avoidance of doubt, any securities convertible or exercisable for Common Stock) representing at least 10% of the outstanding shares of Common Stock as of the date of determination, if a Board Nominee ceases to be a member of the Board of Directors at any time and for any reason, the Purchasers may collectively select another person as a designee for Board Nominee and such designee shall become a Board Nominee for all purposes under this Section 5.1, and the Board of Directors shall (subject to Section 5.1(d)) appoint such replacement Board Nominee to the Board of Directors as a Class II director within fifteen (15) business days following such Board Nominee’s selection by the Purchasers. For the avoidance of doubt, nothing in this Section 5.1 shall be deemed to restrict the ability of the Board of Directors and the Corporate Governance and Nominating Committee to reclassify any member of the Board of Directors or declassify the Board of Directors, if such changes are determined in good faith by the Board of Directors and its Corporate Governance and Nominating Committee to be necessary or advisable.

(b) If at any time, the number of outstanding shares of Common Stock collectively owned by the Purchasers and their Affiliates is less than the number necessary to designate a Board Nominee in accordance with Section 5.1(a), then, if requested by the Company, the Board Nominee then on the Board of Directors shall, and the Purchasers shall take all Necessary Action to cause such Board Nominee to, immediately offer to resign from his or her directorship, effective as of the Company’s next annual meeting of stockholders or such earlier date reasonably requested by the Company. If such resignation is then accepted by the vote of a majority of the Company Independent Directors, the Purchasers shall take all Necessary Action to cooperate with the other directors and the Company in removing such Board Nominee as of such time. Following such resignation of a Board Nominee in accordance with this Section 5.1(b), the Corporate Governance and Nominating Committee shall have the exclusive right to fill the resulting vacant directorship or to reduce the size of the Board of Directors in lieu of replacing the resigning Board Nominee.

(c) The Board Nominee shall be subject to the policies and requirements of the Company and the Board of Directors, in a manner consistent with the application of such policies and requirements to other members of the Board of Directors. The Company shall compensate the Board Nominee for, and reimburse the Board Nominee for reasonable expenses incurred in connection with, his or her service on the Board of Directors and any committees thereof, reimburse and advance to the Board Nominee’s expenses, indemnify the Board Nominee, and provide them with coverage pursuant to director and officer insurance to the same extent it compensates, reimburses and advances, indemnifies and provides insurance for the other outside members of the Board of Directors or members of any committees of the Board of Directors, in each case, pursuant to its organizational documents, applicable Law or otherwise.

(d) Any individual that is designated as a Board Nominee pursuant to this Section 5.1 will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may object to any Board Nominee provided (i) it does so in good faith, and (ii) such objection is based upon any of the following: (a) such Board Nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (b) such Board Nominee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (1) engaging in any type of business practice or (2) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws; (c) such Board Nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (ii)(b), or to be associated with persons engaged in such activity; (d) such Board Nominee is otherwise prohibited from serving as a director pursuant to any rule or regulation of the Commission; (e) such Board Nominee was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; (f) such Board Nominee does not qualify as an Independent Director; or (g) such Board Nominee was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board of Directors (or any committee thereof) reasonably finds the Board Nominee to be unsuitable based upon one or more of the foregoing clauses (ii)(a) through (ii)(g) and reasonably objects to the Board Nominee, the Purchasers shall collectively be entitled to designate a different Board Nominee and such individual shall be subject to the review process outlined above.

(e) For so long as Board Nominee is serving on the Board of Directors, the Company, upon the reasonable request of any Purchaser, shall cause its Board of Directors to exempt from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 thereunder, to the extent then permitted pursuant to such Rule 16b-3, (i) all direct or indirect acquisitions of shares of Common Stock (or Common Stock equivalents, including, for the avoidance of doubt, any securities convertible or exercisable for Common Stock) by any of the Purchasers or their Affiliates from the Company, or (ii) all direct or indirect dispositions of shares of Common Stock (or Common Stock equivalents, including, for the avoidance of doubt, any securities convertible or exercisable for Common Stock) by any of the Purchasers or their Affiliates to the Company.

(f) For the avoidance of doubt, nothing in this Section 5.1 shall entitle the Purchasers to seek the removal of any member of the Board of Directors appointed in accordance with that certain Term Loan Credit Agreement originally dated as of December 18, 2020 among the Company, as borrower, the lenders party thereto, and Atlantic Park Strategic Capital Fund, L.P., as agent (as amended, restated, or otherwise modified from time to time (including such amendments in effect prior to the date hereof), the “Term Loan Credit Agreement”), and nothing in this Section 5.1 shall supersede any governance rights contained in the Term Loan Credit Agreement in favor of the Secured Parties (as defined therein).

Section 5.2 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Company and the Purchasers contemplated by this Agreement related specifically to the acquisition of the Purchased Shares. Without limiting the foregoing, each of the Company and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents. The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by a Purchaser or its auditors relating to the actual holdings of such Purchaser or its accounts; provided that, the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company.

Section 5.3 Transfer Restrictions.

(a) Except as permitted by Section 5.3(b), no Purchaser or Permitted Transferee shall Transfer any Purchased Shares beneficially owned or owned of record by such Person until the earliest of: (i) the date that is 180 days from the date of this Agreement, or (ii) such date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-Up Period”).

(b) The provisions of Section 5.3(a) shall not apply to:

(i) Transfers of Purchased Shares as a bona fide gift;

(ii) if the transferor is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of such transferor, or (ii) distributions of Purchased Shares to partners, limited liability company members or stockholders of the transferor;

(iii) Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Purchased Shares shall remain subject to this Agreement (and, for the avoidance of doubt, “third party” for purposes of this clause (iii) includes any Purchaser, Permitted Transferee or any of their Affiliates);

(iv) Transfers by operation of law or pursuant to a court or regulatory order; and

(v) the pledge, hypothecation or other granting of a security interest in the transferor’s Purchased Shares and any Transfer upon foreclosure upon such Purchased Shares, in each case relating to any margin loan facility of the transferor;

provided, however, that in the case of any Transfer pursuant to clauses (i), (ii), (iv) and (v) prior to the end of the Lock-Up Period, each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Section 5.3 and the Second A&R RRA.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Company. The Company agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable and documented expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to:

(a) the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 6.1; or

(b) any action instituted against the Company (or any of its directors or officers) or the Purchaser Related Parties in any capacity, or any of their respective Affiliates, by any Person (including any stockholder of the Company) who is not an Affiliate of such Purchaser Related Parties, with respect to any of the transactions contemplated by this Agreement or any other Operative Document, except to the extent that any such costs, losses, liabilities, damages, or expenses arising out of any such action referred to in this Section 6.1(b) result from (i) any Purchaser’s willful misconduct, gross negligence or bad faith, or (ii) the breach of any of the representation, warranties or covenants of the Purchasers contained herein.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company and its respective Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable and documented expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Company Related Party shall be entitled to recover special, consequential or punitive damages under this Section 6.2.

Section 6.3 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties of the parties contained in this Agreement and the covenants and agreements of the parties contained in this Agreement that are required to be performed at or prior to the Closing shall each survive the Closing for a period of twelve (12) months following the date hereof regardless of any investigation made by or on behalf of the Company or any Purchaser. The covenants and agreements of the parties contained in this Agreement that are required to be performed following the Closing shall survive in accordance with their respective terms, and if no term is specified, then for sixty (60) days following the expiration of the applicable statute of limitations. All indemnification obligations of the Company and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Amendments and Waivers. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Company by delivery of an agreement to be bound and a revised Schedule A. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Company (which consent shall not be unreasonably withheld by the Company).

Section 7.5 Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Company, such Purchaser shall continue to be bound by such confidentiality agreement.

Section 7.6 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to any Purchaser:

To the respective address listed on Schedule B hereof

(b) If to Team, Inc.:

13131 Dairy Ashford Road, Suite 600

Sugar Land, Texas 77478

Attn: André C. Bouchard

E-mail: Butch.Bouchard@TeamInc.com

with a copy to:

Kirkland & Ellis LLP

609 Main Street

Houston TX 77002

Attn:     Matthew R. Pacey, P.C.

             Bryan D Flannery

E-mail: matt.pacey@kirkland.com

             bryan.flannery@kirkland.com

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.7 Expenses. The Company shall, within five (5) business days of the Closing, reimburse the Purchasers for their reasonable documented, out-of-pocket expenses incurred in connection with the negotiation and execution of this Agreement, the Second A&R RRA, the Warrant Waiver, Unsecured Term Loan Credit Agreement, the ABL Credit Agreement and the transactions contemplated hereby and thereby.

Section 7.8 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall amend, modify or waive any of the rights of the Purchasers and their Affiliates under the Credit Documents.

Section 7.9 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TEAM, INC.

By:	/s/ André C. Bouchard
Name:	André C. Bouchard
Title:	Executive Vice President, Chief Legal
Officer and Secretary

Signature Page to

Common Stock Subscription Agreement

HOLDER:
Corre Opportunities Qualified Master Fund, LP

By:	/s/ John Barrett
Name:	John Barrett
Title:	Authorized Signatory

HOLDER:
Corre Horizon Fund, LP

By:	/s/ John Barrett
Name:	John Barrett
Title:	Authorized Signatory

HOLDER:
Corre Horizon II Fund, LP

By:	/s/ John Barrett
Name:	John Barrett
Title:	Authorized Signatory

Signature Page to

Common Stock Subscription Agreement

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Shares of Common Stock	Purchase Price
Corre Opportunities Qualified Master Fund, LP	7,440,476	$6,250,000
Corre Horizon Fund, LP	2,083,333	$1,750,000
Corre Horizon II Fund, LP	2,380,952	$2,000,000
TOTAL	11,904,761	$10,000,000

SCHEDULE A

Schedule B – Notice and Contact Information

Purchaser	Contact Information
Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP

c/o Corre Partners Management, LLC

12 East 49th Street, 40th Floor

New York, New York 10017

Attention: John Barrett; Tom Radionov

E-mail: Operations@correpartners.com; john@correpartners.com; tom.radionov@correpartners.com with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Brian Lennon

E-mail: blennon@willkie.com

SCHEDULE B

Schedule C - Subsidiaries

COMPANY	JURISDICTION / STATE OF INCORPORATION
TISI Pipelines, Inc.	Delaware
TQ Acquisition, Inc.	Texas
Quest Integrity Group, LLC	Delaware
Quest Integrity CAN Ltd.	Canada
Quest Integrity NZL Limited	New Zealand
Quest Integrity MYS Sdn Bhd	Malaysia
Quest Integrity AUS Pty Limited	Australia
Quest Integrity EU Holdings B.V.	Netherlands
Quest Integrity NLD B.V.	Netherlands
Quest Integrity Saudi Arabia Co. LTD	Saudi Arabia
Quest Integrity Middle East FZ-LLC	United Arab Emirates
Quest Integrity Deutschland GmbH	Germany
Quest Integrity USA, LLC	Texas
Quest Integrity MEX S.A. de C.V.	Mexico
Team Industrial Services, Inc.	Texas
Global Ascent, LLC	California
TCI Services Holdings, LLC	Delaware
TCI Services, LLC	Oklahoma
Tank Consultants, LLC	Oklahoma
Tank Consultants Mechanical Services, LLC	Oklahoma
Team Industrial Services International, Inc.	Delaware
Team Mexico Holdings, LLC	Texas
Team Middle East FZ LLC	United Arab Emirates
Team Industrial Services Latin America, S. de R.L. de C.V.	Mexico
TISI Acquisition Inc.	Canada
TISI Canada Inc.	Canada
TISI VI, LLC	USVI
Team Industrial Services Asia Private Ltd.	Singapore
Team Industrial Services Trinidad, Ltd.	Trinidad, West Indies
T.I.S.I. Trinidad Limited	Trinidad, West Indies
Team Industrial Services Europe B.V.	Netherlands
Team Industrial Services Netherlands B.V.	Netherlands
Teaminc Europe B.V.	Netherlands
P3 Pullen Polyurethane Products B.V.	Netherlands
Team Industrial Services Belgium BVBA	Belgium
TIS UK Limited	United Kingdom
Team Valve Repair Services B.V.	Netherlands
Team Industrial Services Deutschland GmbH	Germany

SCHEDULE C

Team Industrial Services Malaysia Sdn Bhd	Malaysia
Team Industrial Services (UK) Holding Limited	United Kingdom
Team Valve and Rotating Services Limited	United Kingdom
TISI do Brasil-Servicos Industriais Ltda.	Brazil
DK Valve & Supply, LLC	California
Team Technical School, LLC	Texas
Rocket Acquisition, LLC	Delaware
Team Qualspec, LLC	Delaware
Qualspec LLC	Delaware
Quantapoint, LLC	Delaware
A&M Beheer, B.V.	Netherlands
Turbinate International, B.V.	Netherlands
Quality Inspection Services B.V.	Netherlands
Quality Inspection Services BVBA	Belgium
Threshold Inspection & Application Training Europe B.V.	Netherlands
Furmanite, LLC	Delaware
Xanser Services, LLC	Delaware
Furmanite Germany, LLC	Delaware
Furmanite GmbH	Germany
Furmanite Worldwide, LLC	Delaware
Xtria, LLC	Delaware
Kaneb Financial, LLC	Delaware
Aggressive Equipment Company, LLC	Delaware
Xanser Investment, LLC	Delaware
Furmanite Offshore Services, Inc.	Delaware
Self Leveling Machines, LLC	Texas
Furmanite International Finance Limited	United Kingdom
Furmanite America, LLC	Virginia
Advanced Integrity Solutions, Inc.	Texas
Furmanite Canada Corp.	Canada
Furmanite Louisiana, LLC	Delaware
Furmanite Aruba II, N.V.	Aruba
Furmanite B.V.	Netherlands
Furmanite GSG BVBA	Belgium
Furmanite AB	Sweden
Furmanite A/S	Denmark
Furmanite Limited	United Kingdom
Furmanite 1986	United Kingdom
Team Industrial Services Inspection Limited	United Kingdom
Team Industrial Services (UK) Limited	United Kingdom
Furmanite West Africa Ltd.	Nigeria
Furmanite Middle East S.P.C.	Bahrain
Aggressive Equipment Company Ltd.	United Kingdom

SCHEDULE C

Furmanite Kazakhstan LLP	Kazakhstan
Team Industrial Services France SAS	France
Furmanite Malaysia LLC	Delaware
Furmanite Australia Pty. Ltd.	Australia
Furmanite Holding B.V.	Netherlands
Furmanite NZ Limited	New Zealand
Furmanite Mechanical Technology Services Co., Ltd.	China

SCHEDULE C

Exhibit A - Form of Second Amended and Restated Registration Rights Agreement

See attached.

EXHIBIT A

Exhibit B - Form of Waiver of Anti-Dilution Adjustments and Cash Transaction Exercise

See attached.

EXHIBIT B